Exhibit 99.1

News Release
637 Davis Drive
Morrisville, NC 27560 USA
phone 1-919-767-3230
fax 1-919-767-3233
www.harrisstratex.com
Harris Stratex Networks Reports Q2 Fiscal 2009 Financial Results
Q2 revenues of $191 million achieved with strong operating cash flow
Research Triangle Park, NC — February 4, 2009 — Harris Stratex Networks, Inc. (NASDAQ: HSTX), a leading specialist in backhaul solutions for mobility and broadband networks, today reported financial results for the second quarter of fiscal 2009, which ended January 2, 2009.
Revenue for the second quarter of fiscal 2009 was $190.9 million, an increase of 5 percent compared with $181.1 million in the year ago period. GAAP net loss was $315.4 million or $5.37 per share, compared with a net loss of $3.2 million or $0.05 per share in the year ago quarter.
Non-GAAP net income for the quarter was $10.9 million, or $0.19 per share, compared with non-GAAP net income of $9.5 million or $0.16 per share in the year ago period.
GAAP results include $327.1 million of charges comprising:
•	$301.0 million impairment of goodwill and other indefinite-lived intangible assets

•	$20.8 million increase in deferred tax valuation allowance, and

•	$5.3 million amortization of purchased intangibles, restructuring, and stock compensation expense
In January 2009, we determined that based on the current global economic environment and the decline of our market capitalization, it was likely that an indicator of goodwill and other indefinite lived intangible asset impairment existed as of the end of the second quarter of fiscal 2009. As a result, we performed an interim review for impairment as of the end of the second quarter of fiscal 2009 of our goodwill and other indefinite-lived intangible assets. The results of this review were a

$279.0 million charge to write down all of our goodwill, and a $22.0 million charge to write down a majority of our indefinite lived intangible assets. We also recorded an increase in deferred tax valuation allowance of $20.8 million based on our assessment of the future recoverability of our deferred tax assets. We will not be required to make any current or future cash expenditures as a result of these charges, and they do not impact our financial covenant compliance under our credit arrangements or our ongoing financial performance.
A reconciliation of GAAP to non-GAAP financial measures is provided on Table 4 along with the accompanying notes.
As of January 2, 2009 cash, cash equivalents and investments were $99.3 million, compared with $96.9 million as of September 26, 2008. The company generated positive operating cash flow of $12.5 million in the quarter.
Second Quarter Revenue by Business Segment
Revenue in the North America segment was $64.8 million in the second quarter of fiscal 2009, compared with $63.8 million in the year ago period. International revenue was $121.2 million, compared with $110.8 million in the year ago period. Year-over-year revenue growth was achieved in International as existing operators continued the expansion of their network infrastructures. Network Operations revenue was $4.9 million compared with $6.5 million in the year ago period.
“We are pleased to have reported year-over-year revenue growth of 5 percent, to have met our key guidance metrics in the December quarter and to have generated positive operating cash flow despite a challenging global economy. Our company’s value proposition in mobility networks remains a primary growth driver of our business,” said Harald Braun, president and chief executive officer of Harris Stratex Networks. “We continue to believe that the long-term demand for higher-capacity data applications is favorable to our company. Our Eclipse™ product platform, and its ability to offer full migration for future IP based networks, helps us capture these opportunities.”

Outlook and Guidance
Due to the macro-economic situation, it is more difficult to provide financial guidance and it makes it more likely that Harris Stratex Networks’ actual results could differ materially from current expectations.
“As we enter our third fiscal quarter, we are pleased to see that overall demand for our backhaul solutions and services remains relatively strong. However, the weakened global economy and the challenging credit markets are creating forecasting and timing issues in our market segment, which then inhibit our visibility. Our current revenue expectations for Q3 are in the range of $150 million to $170 million,” noted Braun. “We plan to align worldwide operations with current market conditions and continue to reduce our spending.”
“We are pleased with our rapid progress to a common IP-based product platform that allows us to improve the productivity of our engineering resources,” continued Braun. “We are continuing our R&D investment to maintain our high level of innovation that differentiates us from our competition and that our customers have grown to expect.”
Conference Call
Harris Stratex Networks will host a conference call today to discuss the company’s financial results at 5:30 p.m. Eastern Time. Those wishing to join the call should dial 303-262-2137 (no pass code required) at approximately 5:20 p.m. A replay of the call will be available starting one hour after the call’s completion until February 11. To access the replay, dial 303-590-3000 (pass code: 11124334 #). A live and archived webcast of the conference call will also be available via the company’s Web site at www.HarrisStratex.com/investors/conference-call.
Non-GAAP Measures and Comparative Financial Information
Harris Stratex Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management of Harris Stratex Networks monitors revenues, cost of product sales and services, research and development expenses, selling and administrative expenses, operating income or loss, tax expense or benefit, net income or loss, and net income or loss per share on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs and expenses as shown on the attached GAAP reconciliation table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex Networks’ business and to better understand our performance.
Harris Stratex Networks management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Harris Stratex Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Harris Stratex Networks
Harris Stratex Networks, Inc. (NASDAQ: HSTX) is a leading specialist in backhaul solutions for mobility and broadband networks. The company offers reliable, flexible and scalable wireless network solutions, backed by comprehensive professional services and support. Harris Stratex Networks serves all global markets, including mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. Customers in more than 135 countries depend on Harris Stratex Networks to build, expand and upgrade their voice, data and video solutions. Harris Stratex Networks is recognized around the world for innovative, best-in-class wireless networking solutions and services. For more information, visit www.HarrisStratex.com.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Harris Stratex Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipated”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “see”, “continues”, “delivering”, “view”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Harris Stratex Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	downturn in the global economy affecting customer spend;

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the volume, timing and customer, product and geographic mix of our product orders may have an impact on our operating results;

•	effect of any change in ownership structure in Harris Stratex Networks;

•	the ability to achieve business plans for Harris Stratex Networks;

•	the ability to manage and maintain key customer relationships and capture new business;

•	the ability to maintain projected product rollouts, product functionality, anticipated cost reductions or market acceptance of planned products;

•	future costs or expenses related to litigation;

•	the ability of our subcontractors to perform or our key suppliers to manufacture or deliver material;

•	customers may not pay for products or services in a timely manner, or at all;

•	the failure of Harris Stratex Networks to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;

•	currency and interest rate risks;

•	the impact of political, economic and geographic risks on international sales;

•	the impact of slowing growth in the wireless telecommunications market combined with supplier and operator consolidations;

•	our ability to remediate our material weaknesses in internal control.
For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 25, 2008 as well as other reports filed by Harris Stratex Networks with the SEC from time to time. Harris Stratex Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Financial Tables Attached
###
CONTACTS:
Investors: Mary McGowan, Summit IR Group Inc., 408-404-5401, mary@summitirgroup.com
Media: Cynthia Johnson, Harris Stratex Networks, Inc., 919-767-3323, cynthia.johnson@hstx.com

Table 1
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Two Quarters Ended
	January 2, 2009	December 28, 2007	January 2, 2009	December 28, 2007
		(In millions, except per share amounts)
Revenue from product sales and services	$190.9	$181.1	$386.7	$353.4
Cost of product sales and services	(134.7)	(130.4)	(270.5)	(253.9)
Amortization of purchased technology	(1.8)	(1.7)	(3.6)	(3.5)

Gross margin	54.4	49.0	112.6	96.0
Research and development expenses	(9.5)	(10.9)	(19.7)	(23.3)
Selling and administrative expenses	(32.9)	(36.2)	(69.4)	(65.0)
Amortization of intangible assets	(1.4)	(1.9)	(2.8)	(3.7)
Goodwill impairment charges	(279.0)	—	(279.0)	—
Trade name impairment charges	(22.0)	—	(22.0)	—
Restructuring charges	(1.1)	(4.4)	(4.4)	(8.4)

Operating loss	(291.5)	(4.4)	(284.7)	(4.4)
Interest income	0.3	0.4	0.7	1.1
Interest expense	(0.7)	(0.8)	(1.4)	(1.5)

Loss before income taxes	(291.9)	(4.8)	(285.4)	(4.8)
Income tax (expense) benefit	(23.5)	1.6	(24.4)	1.4

Net loss	$(315.4)	$(3.2)	$(309.8)	$(3.4)

Net loss per common share of Class A and Class B common stock (Note 1):
Basic and diluted	$(5.37)	$(0.05)	$(5.29)	$(0.06)

Basic and diluted weighted average shares outstanding	58.7	58.4	58.6	58.4

(1)	The net loss per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

Table 2
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	January 2, 2009	June 27, 2008 (1)
	(In millions)
Assets
Cash and cash equivalents	$97.7	$95.0
Short-term investments	1.6	3.1
Receivables	180.5	199.7
Inventories and unbilled costs	156.8	130.6
Due from Harris Corporation	1.7	—
Current deferred income taxes	—	12.6
Other current assets	19.4	19.1
Property, plant and equipment	72.0	75.6
Goodwill	—	284.2
Identifiable intangible assets	100.0	130.1
Non-current deferred income taxes	—	13.7
Other assets	13.1	13.6

	$642.8	$977.3

Liabilities and Shareholders’ Equity
Short-term debt	$10.0	$—
Current portion of long-term debt	—	5.0
Accounts payable	73.5	81.1
Accrued expenses and other current liabilities	105.2	96.8
Capital lease obligation with Harris Corporation	2.1	19.4
Long-term debt	—	3.8
Restructuring and other long-term liabilities	9.7	7.4
Redeemable preference shares	8.3	8.3
Warrants outstanding	0.3	0.6
Non-current deferred income taxes and reserve for uncertain tax positions	8.9	6.7
Shareholders’ equity	424.8	748.2

	$642.8	$977.3

(1)	Derived from audited financial statements.

Table 3
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Two Quarters Ended
	January 2,	December 28,
	2009	2007
	(In millions)
Operating Activities
Net loss	$(309.8)	$(3.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of identifiable intangible assets	6.4	7.2
Depreciation and amortization of property, plant and equipment and capitalized software	11.7	9.4
Non-cash stock-based compensation expense	1.4	3.6
Goodwill impairment charges	279.0	—
Trade name impairment charges	22.0	—
Non-cash charges for restructuring and inventory write-downs	—	7.8
Decrease in fair value of warrants	(0.3)	(0.8)
Deferred income tax expense (benefit)	22.6	(3.5)
Changes in operating assets and liabilities:
Receivables	20.6	(20.7)
Unbilled costs and inventories	(26.2)	3.0
Accounts payable and accrued expenses	—	7.1
Advance payments and unearned income	2.8	5.5
Due to Harris Corporation	(8.7)	0.5
Restructuring liabilities and other	(5.1)	(3.6)

Net cash provided by operating activities	16.4	12.1
Investing Activities
Purchases of short-term investments and available for sale securities	(1.2)	(4.4)
Sales of short-term investments and available for sale securities	2.7	14.8
Additions of property, plant and equipment	(7.2)	(3.6)
Additions of capitalized software	(2.2)	(6.5)

Net cash (used in) provided by investing activities	(7.9)	0.3
Financing Activities
Increase (decrease) in short-term debt	10.0	(1.2)
Payments on long-term debt	(8.8)	(5.6)
Proceeds from exercise of former Stratex stock options	—	0.9
Payments on long-term capital lease obligation to Harris Corporation	(0.5)	(2.0)

Net cash provided by (used in) financing activities	0.7	(7.9)
Effect of exchange rate changes on cash and cash equivalents	(6.5)	(0.7)

Net increase in cash and cash equivalents	2.7	3.8
Cash and cash equivalents, beginning of year	95.0	69.2

Cash and cash equivalents, end of quarter	$97.7	$73.0

Table 3 (Continued)
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Quarter Ended
	January 2,	December 28,
	2009	2007
	(In millions)
Operating Activities
Net loss	$(315.4)	$(3.2)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of identifiable intangible assets	3.2	3.6
Depreciation and amortization of property, plant and equipment and capitalized software	6.1	4.1
Non-cash stock-based compensation expense	0.4	1.6
Goodwill impairment charges	279.0	—
Trade name impairment charges	22.0	—
Non-cash charges for restructuring and inventory write-downs	—	7.8
Decrease in fair value of warrants	—	(0.3)
Deferred income tax expense (benefit)	23.3	(3.7)
Changes in operating assets and liabilities, net of effects from acquisition:
Receivables	15.1	(7.5)
Unbilled costs and inventories	(12.5)	12.0
Accounts payable and accrued expenses	(4.3)	(1.5)
Advance payments and unearned income	1.8	5.5
Due to Harris Corporation	(2.9)	(2.5)
Restructuring liabilities and other	(3.3)	(5.9)

Net cash provided by operating activities	12.5	10.0
Investing Activities
Purchases of short-term investments and available for sale securities	—	(0.4)
Sales of short-term investments and available for sale securities	0.9	5.5
Additions of property, plant and equipment	(2.8)	(1.5)
Additions of capitalized software	(1.2)	(2.3)

Net cash (used in) provided by investing activities	(3.1)	1.3
Financing Activities
Payments on long-term debt	—	(2.8)
Payments on long-term capital lease obligation to Harris Corporation	(0.5)	—

Net cash used in financing activities	(0.5)	(2.8)
Effect of exchange rate changes on cash and cash equivalents	(5.6)	0.3

Net increase in cash and cash equivalents	3.3	8.8
Cash and cash equivalents, beginning of quarter	94.4	64.2

Cash and cash equivalents, end of quarter	$97.7	$73.0

HARRIS STRATEX NETWORKS, INC.
Quarter and Two Quarters Ended January 2, 2009 Summaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, gross margin, operating income (loss), non-operating income (loss), cost of product sales and services, research and development expenses, selling and administrative expenses, income (loss) before income taxes, income taxes, net income (loss), and net income (loss) per basic and diluted share adjusted to exclude certain costs, expenses, gains and losses, including such amounts related to our merger with Stratex. Management of Harris Stratex Networks, Inc. (the “Company” or “Harris Stratex”) believes that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Management also believes these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex business and better understand our performance. In addition, the Company may utilize non-GAAP financial measures as a guide in its budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 4
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
	January 2, 2009				December 28, 2007
	As	Non-GAAP		% of	As	Non-GAAP		% of
	Reported	Adjustments	Non-GAAP	Sales	Reported	Adjustments	Non-GAAP	Sales
	(In millions, except per share amounts)
Revenue from product sales and services	$190.9	$—	$190.9		$181.1	$—	$181.1
Cost of product sales and services (A)	(134.7)	0.3	(134.4)		(130.4)	5.3	(125.1)
Amortization of purchased technology (B)	(1.8)	1.8	—		(1.7)	1.7	—

Gross margin	54.4	2.1	56.5	29.6%	49.0	7.0	56.0	30.9%
Research and development expenses (C)	(9.5)	0.1	(9.4)	4.9%	(10.9)	0.2	(10.7)	5.9%
Selling and administrative expenses (D)	(32.9)	0.6	(32.3)	16.9%	(36.2)	4.1	(32.1)	17.7%
Amortization of intangible assets (E)	(1.4)	1.4	—		(1.9)	1.9	—
Goodwill impairment charges (F)	(279.0)	279.0	—		—	—	—
Trade name impairment charges (F)	(22.0)	22.0	—		—	—	—
Restructuring charges (G)	(1.1)	1.1	—		(4.4)	4.4	—

Operating (loss) income	(291.5)	306.3	14.8	7.8%	(4.4)	17.6	13.2	7.3%
Interest income	0.3	—	0.3		0.4	—	0.4
Interest expense	(0.7)	—	(0.7)		(0.8)	—	(0.8)

(Loss) income before income taxes	(291.9)	306.3	14.4	Tax rate	(4.8)	17.6	12.8	Tax rate
Income tax (expense) benefit (H)	(23.5)	20.0	(3.5)	24%	1.6	(4.9)	(3.3)	26%

Net (loss) income	$(315.4)	$326.3	$10.9		$(3.2)	$12.7	$9.5

Net (loss) income per common share of Class A and Class B common stock Note (1):
Basic and diluted	$(5.37)		$0.19		$(0.05)		$0.16

Basic and diluted weighted average shares outstanding	58.7		58.7		58.4		58.4

(1)	The net (loss) income per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

Notes to Table 4:
Note A — Cost of sales and services — Includes adjustments for the second quarter of fiscal 2009 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.2 million and to remove FAS 123R expense of $0.1 million.
For the second quarter of fiscal 2008, includes adjustments to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.2 million, merger integration costs of $0.9 million and FAS 123R expense of $0.5 million. Also includes adjustment to remove $3.7 million in write-downs of inventory related to restructuring actions for the second quarter of fiscal 2008.
Note B — Amortization of purchased technology — Adjustments for the second quarter of fiscal 2009 and fiscal 2008 to remove amortization of purchased intangibles in connection with the merger.
Note C — Research and development expenses — Adjustments to remove FAS 123R expense of $0.1 million for the second quarter of fiscal 2009 and $0.2 million for the second quarter of fiscal 2008.
Note D — Selling and administrative expenses — Includes adjustments for the second quarter of fiscal 2009 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.4 million and to remove FAS 123R expense of $0.2 million.
For the second quarter of fiscal 2008, includes adjustments to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets of $0.5 million, merger integration costs of $2.3 million, lease impairment costs of $0.1 million and FAS 123R expense of $1.2 million.
Note E — Amortization of intangible assets — Adjustment for the second quarter of fiscal 2009 and fiscal 2008 to remove amortization of purchased intangibles in connection with the merger.
Note F — Goodwill and Trade name impairment charges — Adjustment to remove charges for impairment incurred during the second quarter of fiscal 2009.
Note G — Restructuring charges — Adjustment to remove charges for restructuring incurred during the second quarter of fiscal 2009 and fiscal 2008.
Note H — Income tax (expense) benefit — Adjustments to reflect a pro forma tax rate of 24 percent for the second quarter of fiscal 2009 and a pro forma tax rate of 26 percent for the second quarter of fiscal 2008. The adjustment in the second quarter of fiscal 2009 primarily consisted of removing the effect of a $20.8 million increase in the valuation allowance on certain deferred tax assets.

Table 5
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Two Quarters Ended
	January 2, 2009				December 28, 2007
		Non-GAAP		% of		Non-GAAP		% of
	As Reported	Adjustments	Non-GAAP	Sales	As Reported	Adjustments	Non-GAAP	Sales
	(In millions, except per share amounts)
Revenue from product sales and services	$386.7	$—	$386.7		$353.4	$—	$353.4
Cost of product sales and services (A)	(270.5)	0.7	(269.8)		(253.9)	6.3	(247.6)
Amortization of purchased technology (B)	(3.6)	3.6	—		(3.5)	3.5	—

Gross margin	112.6	4.3	116.9	30.2%	96.0	9.8	105.8	30.0%
Research and development expenses (C)	(19.7)	0.3	(19.4)	5.0%	(23.3)	0.7	(22.6)	6.4%
Selling and administrative expenses (D)	(69.4)	1.7	(67.7)	17.5%	(65.0)	9.3	(55.7)	15.8%
Amortization of intangible assets (E)	(2.8)	2.8	—		(3.7)	3.7	—
Goodwill impairment charges (F)	(279.0)	279.0	—		—	—	—
Trade name impairment charges (F)	(22.0)	22.0	—		—	—	—
Restructuring charges (G)	(4.4)	4.4	—		(8.4)	8.4	—

Operating (loss) income	(284.7)	314.5	29.8	7.7%	(4.4)	31.9	27.5	7.8%
Interest income	0.7	—	0.7		1.1	—	1.1
Interest expense	(1.4)	—	(1.4)		(1.5)	—	(1.5)

(Loss) income before income Taxes	(285.4)	314.5	29.1	Tax rate	(4.8)	31.9	27.1	Tax rate
Income tax (expense) benefit (H)	(24.4)	17.4	(7.0)	24%	1.4	(8.4)	(7.0)	26%

Net (loss) income	$(309.8)	$331.9	$22.1		$(3.4)	$23.5	$20.1

Net (loss) income per common share of Class A and Class B common stock (Note 1):
Basic and diluted	$(5.29)		$0.38		$(0.06)		$0.34

Basic and diluted weighted average shares outstanding	58.6		58.6		58.4		58.4

(1)	The net (loss) income per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

Notes to Table 5:
Note A — Cost of sales and services — Includes adjustments for the first two quarters of fiscal 2009 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.4 million and to remove FAS 123R expense of $0.3 million.
For the first two quarters of fiscal 2008, includes adjustments to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.4 million, merger integration costs of $1.5 million and FAS 123R expense of $0.7 million. Also includes adjustment to remove $3.7 million in write-downs of inventory related to restructuring actions for the first two quarters of fiscal 2008.
Note B — Amortization of purchased technology — Adjustments for the first two quarters of fiscal 2009 and fiscal 2008 to remove amortization of purchased intangibles in connection with the merger.
Note C — Research and development expenses — Adjustments to remove FAS 123R expense of $0.3 million for the first two quarters of fiscal 2009 and $0.7 million for the first two quarters of fiscal 2008.
Note D — Selling and administrative expenses — Includes adjustments for the first two quarters of fiscal 2009 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.8 million and to remove FAS 123R expense of $0.9 million.
For the first two quarters of fiscal 2008, includes adjustments to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets of $1.0 million, merger integration costs of $4.5 million, lease impairment costs of $0.9 million and FAS 123R expense of $2.9 million.
Note E — Amortization of intangible assets — Adjustment for the first two quarters of fiscal 2009 and fiscal 2008 to remove amortization of purchased intangibles in connection with the merger.
Note F — Goodwill and Trade name impairment charges — Adjustment to remove charges for impairment incurred during the first two quarters of fiscal 2009.
Note G — Restructuring charges — Adjustment to remove charges for restructuring incurred during the first two quarters of fiscal 2009 and fiscal 2008.
Note H — Income tax (expense) benefit — Adjustments to reflect a pro forma tax rate of 24 percent for the first two quarters of fiscal 2009 and a pro forma tax rate of 26 percent for the first two quarters of fiscal 2008. The adjustment in the first two quarters of fiscal 2009 primarily consisted of removing the effect of a $20.8 million increase in the valuation allowance on certain deferred tax assets.

Table 6
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Second Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended
	January 2, 2009			December 28, 2007
	(In millions)
	As	Non-GAAP		As	Non-GAAP
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP

North America	$64.8	$—	$64.8	$63.8	$—	$63.8
International:
Africa	51.2	—	51.2	41.0	—	41.0
Europe, Middle East, and Russia	47.9	—	47.9	32.0	—	32.0
Latin America and AsiaPac	22.1	—	22.1	37.8	—	37.8

Total international	121.2	—	121.2	110.8	—	110.8
Network Operations	4.9	—	4.9	6.5	—	6.5

	$190.9	$—	$190.9	$181.1	$—	$181.1

Table 7
HARRIS STRATEX NETWORKS, INC.
Fiscal Year-to-Date 2009 Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Two Quarters Ended
	January 2, 2009			December 28, 2007
	(In millions)
	As	Non-GAAP		As	Non-GAAP
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP

North America	$126.3	$—	$126.3	$120.4	$—	$120.4
International:
Africa	116.8	—	116.8	93.4	—	93.4
Europe, Middle East, and Russia	84.8	—	84.8	64.7	—	64.7
Latin America and AsiaPac	50.5	—	50.5	61.9	—	61.9

Total international	252.1	—	252.1	220.0	—	220.0
Network Operations	8.3	—	8.3	13.0	—	13.0

	$386.7	$—	$386.7	$353.4	$—	$353.4